VOTING TRUST EXTENSION AGREEMENT

THIS AGREEMENT entered into as of January 18, 2019 by and among those holders of Common Shares of SIFCO Industries, Inc. executing and delivering this Agreement ("Shareholders") and JANICE G. CARLSON and CHARLES H. SMITH, III, as Trustees and their successors in trust (said named Trustees and their successors being hereinafter called the "Trustees");

WITNESSES THAT:

As of February 1, 2017 certain shareholders of SIFCO Industries, Inc.(the "Company") entered into a Voting Trust Agreement (the "Trust Agreement") with respect to their shares of Common Stock in the Company; and

Pursuant to Section 14 of the Trust Agreement, the term of Trust Agreement may be extended for an additional period not to exceed two years upon the concurrence of the holders of Trust Certificates representing not less than 85% of the 1,819,674 shares deposited under the Trust Agreement, (after giving effect to stock dividends issued subsequent to the date of the Trust Agreement, the "Trust Shares"); and

The shareholders constituting the holders of Trust Certificates representing not less than 85% of the Trust Shares wish to extend the term of the Trust Agreement, on the terms and conditions set forth therein, for an additional two (2) years from January 31, 2019.

NOW, THEREFORE, each Shareholder of the Company who becomes a party hereto agrees with each of the other such Shareholders for himself and his heirs, administrators, successors and assigns as follows:

1. EXTENSION OF TRUST AGREEMENT. The Trust Agreement shall be extended, unless sooner terminated on the terms and conditions set forth therein, to January 31, 2021, upon the occurrence prior to January 31, 2019 of the earlier of either:
(a) the execution of this Agreement by the holders of not less than 1,546,723 shares of Common Stock of the Company, such number representing not less than 85% of the Trust Shares,
Or
(b) the presentation to the Company of a certificate signed by the Secretary of the meeting, certifying that at a meeting duly called and held for the purpose of considering an extension, at a place in Cuyahoga County, Ohio, specified in a notice given either by the Trustees or a Trust Certificate holder, not less than ten (10) nor more than thirty (30)days prior to such meeting to each Trust Certificate holder under the Trust Agreement, the holders of Trust Certificates representing not less than 85% of the Trust Shares voted in favor of this extension.

2. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Trust Agreement.

3. EXECUTION. This Extension Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute but one and the same instrument. This Extension Agreement shall inure to the benefit of, and be binding upon, all persons executing it and their respective heirs, executors, administrators, legatees and assigns.

IN WITNESS WHEREOF, the Trustees have executed and delivered this Extension Agreement and the Shareholders have become parties hereto in the manner herein before provided.

TRUSTEES:

/s/ Janice G. Carlson
Janice G. Carlson

/s/ Charles H. Smith, III
Charles H. Smith, III

VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2021

SHAREHOLDER NUMBER OF SHARES SIGNATURE DATE

Jeffrey Gotschall         219,323        /s/ Jeffrey Gotschall 10/11/18

Dianne Gotschall             400        /s/ Dianne Gotschall 10/11/18

Judith Gotschall            29,715        /s/ Judith Gotschall 10/12/18

Andrew Gotschall            29,715        /s/ Andrew Gotschall 10/11/18

Andrew Gotschall custodian for:
Addison Gotschall             700        /s/ Andrew Gotschall 10/11/18

Charles Gotschall            29,715        /s/ Charles Gotschall 12/10/18

Craig Ramsey            27,240        /s/ Craig Ramsey 10/12/18

Alison Weston            27,240        /s/ Alison Weston 10/12/18
VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2021

SHAREHOLDER NUMBER OF SHARES SIGNATURE DATE

Janice Carlson         177,174        /s/ Janice Carlson 11/11/18

Christie Lennen            34,925        /s/ Christie Lennen 11/12/18

Christie Lennen custodian for:
Colton Lennen              17,800        /s/ Christie Lennen 11/12/18

Christie Lennen custodian for:
Kelby Lennen         6,400         /s/ Christie Lennen 11/12/18

David Fulcher            31,075        /s/ David Fulcher 11/20/18

David Fulcher custodian for:
Jessica Fulcher             17,500        /s/ David Fulcher 11/20/18

David Fulcher custodian for:
Alyssa Fulcher         6,100        /s/ David Fulcher 11/20/18

VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2021

SHAREHOLDER NUMBER OF SHARES SIGNATURE DATE

Laura Gifford         187,818        /s/ Laura Gifford 11/21/18

Robert Gifford Jr.            27,400        /s/ Robert Gifford Jr. 11/21/18

Terry Gifford            28,200        /s/ Terry Gifford 11/21/18

CHS Foundation             913        /s/ Laura Gifford 11/21/18
Laura Gifford, Trustee

VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2021

SHAREHOLDER NUMBER OF SHARES SIGNATURE DATE

PNC, and its successors, as
trustee of the Rhea D. Smith Trust
for the benefit of CH Smith III dated
December 8, 1981 as amended and
restated on September 16, 1989
By: Richard Mack      121,678        /s/ Richard Mack 1/10/19

PNC, and its successors,
as trustee of the Charles H. Smith, Jr.
Irrevocable Trust for the benefit of
CH Smith III dated September 5, 1990.
By: Richard Mack      57,067        /s/ Richard Mack 1/10/19

Charles Smith III            43,766        /s/ Charles Smith III 1/5/19

Hilda Smith            10,000        /s/ Hilda Smith _ 1/12/19

Jennifer Woodhouse        17,092        /s/ Jennifer Woodhouse 1/5/19

Jennifer Woodhouse         1,000        /s/ Jennifer Woodhouse 1/5/19
Custodian for Henry J. Woodhouse

Jennifer Woodhouse         1,000        /s/ Jennifer Woodhouse 1/5/19
Custodian for Ethan M. Woodhouse

C Jason Smith            18,959        /s/ C Jason Smith 1/5/19

VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2021

SHAREHOLDER NUMBER OF SHARES SIGNATURE DATE

PNC, and its successors,
as trustee of the Rhea D. Smith Trust
for the benefit of D Dowell dated
December 8, 1981 as amended
and restated on September 16, 1989
By: Richard Mack      121,678        /s/ Richard Mack 1/10/19

PNC, and its successors,
as trustee of the Charles H. Smith, Jr.
Irrevocable Trust for the benefit of
D Dowell dated September 5, 1990.
By: Richard Mack      57,067        /s/ Richard Mack 1/10/19

Deborah Dowdell            57,541        /s/ Deborah Dowdell 12/16/18

Ryan Morris            13,363        /s/ Ryan Morris 11/28/18

Ryan Morris custodian for:
Kaitlin Morris             4,250        /s/ Ryan Morris 11/28/18

Ryan Morris custodian for:
Matthew Morris             4,250        /s/ Ryan Morris 11/28/18

Ryan Morris custodian for:
Ashley Morris             1,950        /s/ Ryan Morris 11/28/18

Adam Morris            16,113        /s/ Adam Morris 12/15/18

Adam Morris custodian for:
Maksim Morris             400        /s/ Adam Morris 12/15/18

Molly D Trappe            14,863        /s/ Molly D Trappe 11/11/18

Molly D Trappe custodian for:
Taylor Trappe             900        /s/ Molly D Trappe 11/11/18
VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2017

SHAREHOLDER NUMBER OF SHARES SIGNATURE DATE

PNC, and its successors,
as trustee of the Charles H. Smith, Jr.
Irrevocable Trust for the benefit of
H Smith dated September 5, 1990.
By: Richard Mack      57,068        /s/ Richard Mack 1/10/19

PNC, and its successors,
as trustee of the Rhea D. Smith Trust
for the benefit of H Smith dated
December 8, 1981 as amended
and restated on September 16, 1989
By: Richard Mack      121,678        /s/ Richard Mack 1/10/19

Hudson Smith            66,820        /s/ Hudson Smith 12/7/18

Deborah Ann Smith         6,255        /s/ Deborah Ann Smith 12/7/18

Hudson Smith Jr            25,000        /s/ Hudson Smith Jr 12/8/18

Hudson Smith Jr custodian for:
Peyton Smith             1,700        /s/ Hudson Smith Jr 12/8/18

Hudson Smith Jr custodian for:
Charlotte Smith             1,700        /s/ Hudson Smith Jr 12/8/18

Hudson Smith Jr custodian for:
Whitney Smith             1,700        /s/ Hudson Smith Jr 12/8/18

Cynthia R Champ            25,000        /s/ Cynthia R Champ 12/15/18

Cynthia R Champ custodian for:
Elise Day Champ             1,700        /s/ Cynthia R Champ 12/15/18

Cynthia R Champ custodian for:
William Champ             1,700        /s/ Cynthia R Champ 12/15/18

Cynthia R Champ custodian for:
Hudson Graham Champ         1,700        /s/ Cynthia R Champ 12/15/18

C Halle Smith            25,000        /s/ C Halle Smith 12/18/18